                                                                      EXHIBIT 10

                   SIXTH AMENDMENT TO REVOLVING CREDIT AGREEMENT


          This Sixth Amendment to Revolving Credit Agreement (this "Amendment"), made as of the 24th of July, 1998, among LOT$OFF CORPORATION (the "Parent"), 50-OFF TEXAS STORES, L.P., 50-OFF OPERATING COMPANY, and 50-OFF MULTISTATE OPERATIONS, INC., as Borrowers (together with the Parent, the "Borrowers"), and GENERAL ELECTRIC CAPITAL CORPORATION, as Lender (the "Lender"),

                                 W I T N E S S E T H

          WHEREAS, the Borrowers and the Lender are parties to that certain Revolving Credit Agreement dated as of June 16, 1997, as amended by that certain First Amendment to Revolving Credit Agreement dated as of August 28, 1997, by that certain Second Amendment to Revolving Credit Agreement dated as of December 22, 1997, by that certain Third Amendment to Revolving Credit Agreement dated as of February 15, 1998, by that certain Fourth Amendment to Revolving Credit Agreement dated as of April 17, 1998, and by that certain Fifth Amendment to Revolving Credit Agreement dated as of June 12, 1998 (as further amended, modified, restated or supplemented from time to time, the "Credit Agreement"); and

          WHEREAS, the Parent desires to issue (i) unsecured Indebtedness in an original principal amount not to exceed $2,000,000 in the aggregate in favor of various purchasers of the Indebtedness (collectively, the "Subordinated Lenders") pursuant to the terms and conditions of those certain Subordinated Notes issued by the Parent from time to time (collectively, as to all such Subordinated Notes, the "Subordinated Notes"), which Indebtedness shall be subordinated to the Obligations as set forth therein, and (ii) in connection with the issuance of the Subordinated Notes, warrants to purchase up to 400,000 shares of common stock of the Parent (collectively, "the "Warrants"); and

          WHEREAS, the Borrowers have requested, and the Lender as agreed, to amend the Credit Agreement as set forth herein and on the terms and conditions set forth herein, in order to permit, among other things, the Parent to issue the Indebtedness in respect to the Subordinated Notes and to issue the Warrants and the shares of common stock of the Parent in connection with the exercise of the Warrants;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, and further agree as follows:

          1.   AMENDMENTS TO ARTICLE 1.

               a. Article 1 of the Credit Agreement is hereby amended by adding the following definitions of "Sixth Amendment Date", Subordinated Indebtedness", "Subordinated Lenders" and "Subordinated Notes" and Warrants" in appropriate alphabetical order:

          " 'SIXTH AMENDMENT DATE' shall mean July 24, 1998.

          " 'SUBORDINATED INDEBTEDNESS' shall mean the Indebtedness issued under the Subordinated Notes.

          " 'SUBORDINATED LENDERS' shall mean those purchasers of the Subordinated Notes identified on Schedule 1B to this Agreement as supplemented by the Borrowers from time to time to reflect additional purchasers, if any, of Subordinated Notes.

          " 'SUBORDINATED NOTES' shall mean those certain Subordinated Notes issued or to be issued by Parent in favor of the Subordinated Lenders in an original principal amount not to exceed $2,000,000 in the aggregate, each in substantially the form attached hereto as EXHIBIT H-1.

          " 'WARRANTS' shall mean those certain Warrants, each in substantially the form attached hereto as EXHIBIT H-2, issued or to be issued to the Subordinated Lenders in connection with the issuance of the Subordinated Notes, which Warrants shall be exercisable for up to an aggregate of 400,000 shares of common stock of the Parent."

               b. Article 1 of the Credit Agreement is hereby further amended by deleting the existing definition of "Restricted Payment" and by substituting the following in lieu thereof:

          " 'RESTRICTED PAYMENT' shall mean, with respect to any Person (i) the declaration of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock, (ii) any payment on account of the purchase, redemption or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (iii) any payment, loan, contribution, or other transfer of funds or other property to any holder of Stock of any Borrower or any Subsidiary of any such Person except for reasonably equivalent value or (iv) any direct or indirect payment to any Person on account of the Subordinated Indebtedness."

          2. AMENDMENT TO ARTICLE 4. Article 4 of the Credit Agreement is hereby amended by adding the following new Section 4.29 at the end thereof:

          "4.29   SUBORDINATED INDEBTEDNESS. Except as set forth on
     Schedule 1B attached hereto, the Parent has not issued any Subordinated Indebtedness. The original principal amount of all Subordinated Indebtedness issued or to be issued by the Parent, if any, will not exceed $2,000,000 in the aggregate."

          3.   AMENDMENT TO SECTION 6.8.     Section 6.8 of the Credit Agreement
is hereby amended by deleting such section in its entirety and by replacing it with the following:

          "6.8  AGREEMENTS.   Parent shall perform and shall cause each of
     its Subsidiaries to perform within all required time periods (after giving effect of any applicable grace periods), all of its obligations and enforce all of its rights under each agreement, including, without limitation, leases, the Warrants and the Subordinated Notes, to which it is a party, where the failure to so perform and enforce would have a Material Adverse Effect. Neither Parent nor any Subsidiary of
     Parent shall terminate or modify in any manner adverse to any such company any provision of any agreement (including, without limitation, the Warrants and Subordinated Notes) to which it is a party which termination or modification could have a Material Adverse Effect. Parent shall not, without the prior written consent of Lender, enter into any amendment of, or agree to or accept any waiver, of any of the provisions of the Warrants or the Subordinated Notes."

          4. AMENDMENT TO SECTION 6.9. Section 6.9 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

     "Upon the issuance of any Subordinated Indebtedness subsequent to the Sixth Amendment Date as may be permitted pursuant to Section 7.7 of this Agreement, Borrower Representative shall also provide to Lender executed copies of each Subordinated Note and each Warrant executed and delivered by Parent in connection with such issuance."

          5.   AMENDMENT TO SECTION 7.7.     Section 7.7 of the Credit Agreement
is hereby amended by deleting such section in its entirety and by replacing it with the following:

          "7.7  NEW INDEBTEDNESS.   Parent shall not, and shall cause each
     Subsidiary of Parent not to, create, incur, assume or permit to exist or incur any Indebtedness except: (a) the Obligations; (b) Deferred Taxes; (c) Capital Lease Obligations and Indebtedness secured by purchase money Liens on Equipment permitted under clause (v) of the definition of "Permitted Encumbrances" in a maximum aggregate amount outstanding not to exceed $150,000 outstanding at any time; (d) Indebtedness existing on the Closing Date and set forth in SCHEDULE
     7.7 and Indebtedness permitted under Section 7.8 below; (e) unsecured current obligations for trade debt incurred in the ordinary course of Parent's and such Subsidiary's business, and obligations of the Parent and its Subsidiaries for the payment of rental for any property (real, personal or mixed, tangible or intangible) under leases, subleases or similar arrangements (other than Capital Leases) incurred in the ordinary course of Parent's business; and (f) from and after the Sixth Amendment Date, unsecured Subordinated Indebtedness in an aggregate principal amount not to exceed $2,000,000, issued by Parent to the

     Subordinated Lenders pursuant to the terms and conditions of the Subordinated Notes."

          6.   AMENDMENT TO SECTION 7.13.    Section 7.13 of the Credit
Agreement is hereby amended by deleting such section in its entirety and by replacing it with the following:

          "7.13  RESTRICTED PAYMENTS.   Parent shall not and shall cause
     each Subsidiary of Parent not to make any Restricted Payments (including any refund or cancellation of subscriptions under the Rights Offering which would cause the total amount received by the Parent thereunder to be less than $3,050,000), except (a) Parent's Subsidiaries may make Restricted Payments to Parent, (b) Parent may pay dividends as required by the terms of its Series A preferred stock to the holders thereof and (c) so long as no Default or Event of Default then exists or would be caused thereby and subject to the terms of subordination contained in the Subordinated Notes, Parent may make payments of interest, whether accrued or scheduled, to the Subordinated Lenders in respect of the Subordinated Indebtedness."

          7.   AMENDMENT TO SECTION 9.1.     Section 9.1 of the Credit Agreement
is hereby amended by deleting subsection (c) thereof in its entirety and by replacing such subsection with the following:

          "(c) (i) There shall occur any default (which default is not or waived within any applicable cure period) under the Subordinated Notes, or any one of them or (ii) there shall occur a default by any Borrower under any other agreement, document or instrument to which any Borrower is a party or by which any Borrower or its property is bound, which default is not cured before the expiration of any applicable grace or curative period under such agreement, document or instrument or as otherwise may be granted to such Borrower by the obligee, and such default (x) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of such Borrower in an aggregate amount exceeding $100,000, except for payments lawfully withheld by such Borrower as a setoff in connection with a good faith dispute between such Borrower and the holder of such Indebtedness, or (y) causes (or permits any holder of such Indebtedness or a trustee to cause) such

     Indebtedness, or a portion thereof in an aggregate amount exceeding $100,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or"

          8.   AMENDMENT TO SCHEDULE 4.20.   Schedule 4.20 to the Credit
Agreement is hereby modified and amended by deleting the existing schedule in its entirety and by substituting the attached Schedule 4.20 in lieu thereof.

          9. NO OTHER AMENDMENT. Except for the amendments expressly set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect. The Borrowers acknowledge and expressly agree that the Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents.

          10.  REPRESENTATION AND WARRANTIES.     Each Borrower hereby
represents and warrants in favor of the Lender as follows:

          (a) Such Borrower has the corporate power and authority (i) to enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          (b) This Amendment has been duly authorized, validly executed and delivered by one or more authorized signatories of such Borrower, and constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms;

          (c) The execution and delivery of this Amendment and performance by such Borrower under the Credit Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over such Borrower which has not already been obtained, nor contravene or conflict with the charter documents of such Borrower, or the provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which such Borrower is party or by which any of its properties are or may become bound;

          (d) The only Subordinated Indebtedness to be issued as of the effective date hereof is as set forth on SCHEDULE 1B to the Credit Agreement; and

          (e)  As of the date hereof, and after giving effect to this Amendment
     (i) no Default or Event of Default exists under the Credit Agreement or is caused by this Amendment, and (ii) to the best of the Borrowers' knowledge, each representation and warranty set forth in Article 4 of the Credit Agreement is true and correct in all material respects, except (x) to the extent previously fulfilled in accordance with the terms of the Credit Agreement, as amended hereby, or (y) to the extent relating specifically to the Closing Date.

          11. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment shall become effective as of the date first written above upon the receipt by the Lender of (a) a duly executed original signature page to this Amendment from the Borrowers and (b) a fully executed copy of each Subordinated Note and each Warrant, and all other documents, if any, related to the issuance of the Subordinated Indebtedness, issued and outstanding as of the date hereof.

          12. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

          13. LOAN DOCUMENT. This Amendment shall be deemed to be a Loan Document for all purposes.

          14. EXPENSES. The Borrowers agree to pay all reasonable expenses of the Lender incurred in connection with this Amendment, including, without limitation, all fees and expenses of counsel to the Lender.

          15. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first written above.

BORROWERS:               LOT$OFF CORPORATION, a Delaware
                         corporation

                         By:   /s/ Charles J. Fuhrmann II
                              ------------------------------------------

                              Charles J. Fuhrmann II
                              President


                         50-OFF MULTISTATE OPERATIONS, INC., a
                         Nevada corporation

                         By:   /s/ Charles J. Fuhrmann II
                              ------------------------------------------

                              Charles J. Fuhrmann II
                              President


                         50-OFF OPERATING COMPANY, a Nevada
                         corporation

                         By:   /s/ Charles J. Fuhrmann II
                              ------------------------------------------

                              Charles J. Fuhrmann II
                              President


                         50-OFF TEXAS STORES, L.P., a Texas
                         limited partnership

                         By:  50-OFF Texas Management, Inc.,
                              a Nevada corporation,
                              its managing general partner

                         By:   /s/ Charles J. Fuhrmann II
                              ------------------------------------------

                              Charles J. Fuhrmann II
                              President

LENDER:                  GENERAL ELECTRIC CAPITAL CORPORATION

                         By:  /s/ Timothy C. Huban
                             -------------------------------------------

                             Timothy C. Huban
                             Senior Vice President of GE Capital
                             Commercial Finance, Inc., being
                             duly authorized

                                   EXHIBIT "H-1"

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

THE PAYMENT OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATE TO THE CLAIMS OF GENERAL ELECTRICAL CAPITAL CORPORATION AS MORE COMPLETELY SET FORTH HEREIN.


                             SENIOR SUBORDINATED NOTE


     LOT$OFF Corporation (the "Company") promises to pay to                  or
registered assigns ("Holder"), the principal sum of                      Dollars
on August 15, 2000 as evidenced by this Senior Subordinated Note (the "Note").

     1. INTEREST. The Company promises to pay interest on the principal amount at a rate per annum equal to 9.25%. Interest will accrue from the date on which this Note is issued and will be payable semi-annually commencing on February 15, 1999 and at maturity. Interest will be computed on the basis of a 365-day year.

     2. REDEMPTION. This Note is not redeemable at the option of either the Company or the Holder.

     3. SUBORDINATION. (a) The Holder hereby subordinates any and all claims now or hereafter owing to it by the Company under this Note or otherwise to any and all Senior Debt (including, without limitation, interest, fees, costs or other payments on the Senior Debt paid or accrued at the commencement of a bankruptcy or similar insolvency proceeding and whether or not such claims are deemed allowable or recoverable under any such bankruptcy or similar insolvency proceeding) and agrees that all Senior Debt due General Electric Capital Corporation ("GECC") shall be paid in full in cash or otherwise satisfied to the satisfaction of GECC and it's commitments to advance funds to the Company shall be terminated before any payment may be made on amounts under this Note with respect to principal, but not with respect to interest so long as no default or event of default exists and is continuing under the GECC Agreements (as that term is defined below), at which time interest and other payments may not be paid under the Note.

     (b) As used with respect to this Note, the term "Senior Debt" includes the principal and other amounts outstanding from time to time owing by the Company and certain of its affiliates and subsidiaries to GECC as referenced by (i) that certain $15,000,000 Revolving Credit Agreement dated as of June 16, 1997 by and among the Company, 50-Off Texas Stores, L.P., 50-Off Multi-State Operations, Inc. and 50-Off Operating Company, as Borrowers, and GECC, as Lender, and (ii) that certain Agreement of Limited Partnership of W3L.P. among Giant Sequoia Corporation, as general partner, Mountain Laurel Corporation, as limited partner and GECC, as preferred limited partner (collectively as to (i) and (ii), the "GECC Agreements"), plus interest, fees, costs, expenses and other sums chargeable to the Company by GECC pursuant to the GECC Agreements (including interest, fees, costs, charges and other expenses which may accrue or may not be paid with respect to any bankruptcy or similar insolvency proceedings which may be filed by or against the Company irrespective of whether such interest, fees, costs and expenses are deemed allowed or recoverable in any such proceeding), together with any renewals, extensions, restructurings, modification, amendment, refinancing or supplements thereto, and any other obligations owing by the Company or its affiliates and subsidiaries to GECC under the GECC Agreements or otherwise. The Senior Debt due GECC is secured debt. "Senior Debt" also includes any other secured debt of the Company presently outstanding or hereafter incurred and all renewals, extensions, refundings, restructurings, amendments and modifications thereof.

     (c) In case any funds shall be paid or delivered to the Holder in violation of the foregoing subordination provision before the Senior Debt due GECC shall have been paid in full in cash or otherwise satisfied to GECC s satisfaction, such funds shall be held in trust by the Holder for and immediately paid and delivered to GECC.

     (d) The Holder agrees that the subordination of this Note to the Senior Debt shall continue during any insolvency, receivership, bankruptcy, dissolution, liquidation or other similar proceeding whether voluntary or involuntary by or against the Company.

     (e) Furthermore, Debt is any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof), or evidenced by bonds, notes (including this Note), debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, of and to the extent such indebtedness would appear as a liability upon a balance sheet of the Company prepared on a consolidated basis in accordance with generally accepted accounting principles.

The Company agrees, and the Holder by accepting the Note agrees, to the subordination.

     4. INDEBTEDNESS UNSECURED. All indebtedness owing pursuant to this Note and all other indebtedness of the Company owing to the Holder shall at all times be unsecured. The Holder agrees that if at any time it shall be in possession of any assets or properties of the Company, the Holder shall hold such assets or properties for the benefit of GECC with the same degree and care as the Holder holds its own property so long as any Senior Debt due GECC remains unpaid and until all commitments by GECC to make loans and advances to the Company are terminated.

     5. PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as its owner for all purposes.

     6. AMENDMENTS AND WAIVERS. This Note may be amended with the consent of the Holder, and any existing default may be waived with the consent of the Holder. Without the consent of the Holder, this Note may be amended to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of the Holder.

     7. DEFAULTS AND REMEDIES. An Event of Default is: (i) default for 30 days in payment of interest or principal (at maturity) on this Note, or (ii) accumulation by any person or group (as such term is used in Rule 13d-5 under the Securities Act of 1934) of persons to, as a result of a tender or exchange offer, open market purchases, merger, privately negotiated purchases or otherwise, become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities having a majority or more of the ordinary voting power of then outstanding securities of the Company. If an Event of Default occurs and is continuing, the Holder may declare this Note to be due and payable immediately but in no event before August 1, 1999. Any notice of such Event of Default shall be provided to GECC at the address set forth on Schedule 1 to this Note. Holder may not enforce this Note except as provided herein. The Company agrees to pay the Holder's reasonable costs of collection including court costs and attorney's fees.

     8. NO RECOURSE AGAINST OTHERS. No director, officer, employee, stockholder, agent or representative of the Company or GECC shall have any liability for any obligation of the Company under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issue of this Note.


Dated:                        LOT$OFF Corporation


                         BY:
                              ----------------------------------------------
                              CHARLES J. FUHRMANN II, President

                                 ASSIGNMENT FORM

To Assign this Note, fill in the form below.

I or we assign and transfer this Note to:

Assignee's social security or tax I.D. number:

Print or type assignee's name, address and zip code:





and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:                    Your signature*:
                                          ------------------------------------



              *Sign exactly as your name appears on this Note.

                                   EXHIBIT "H-2"


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. NONE OF SUCH SECURITIES MAY BE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                                LOT$OFF CORPORATION

     WARRANT

     DATED:    July ____, 1998


Number of Common Shares:

Holder:

Address:
----------------------------------

THIS CERTIFIES THAT the holder of this Warrant ("Holder") is entitled to purchase from LOT$OFF Corporation, a Delaware corporation (the "Company"), at the average closing bid price of the Company's common stock ("Common Stock") for the three weeks ended July 31, 1998 in no event more than $5.00 per share the number of shares set forth above. This Warrant shall expire on the fourth anniversary of the date of issuance.

     1. Neither this Warrant nor the Common Stock issuable on exercise of this Warrant may be transferred, sold, assigned or hypothecated, unless registered by the Company under the Securities Act of 1933, as amended (the "Act") and other applicable securities laws or unless the Company shall have received a written opinion of counsel satisfactory to counsel to the Company to the effect that registration of the Warrant or the shares of Common Stock issued on exercise of this Warrant is not necessary in connection with such transfer, sale, assignment or hypothecation. This Warrant and the Common Stock issued upon exercise of this Warrant shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion.

     2. The Holder is entitled to certain registration rights as set forth under a Letter Agreement dated the date hereof.

     3. Any permitted assignment of this Warrant shall be effected by the Holder by (i) executing an appropriate form of assignment, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel referred to above, and (iii) delivery to the Company of certain statements and representations by the transferee (in a form acceptable to the Company and its counsel) including, without limitation, a representation to the effect that such Warrant is being acquired by the Holder for investment only and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder, if applicable) new Warrants representing, in the aggregate, rights to purchase the same number of shares of Common Stock as are purchasable under the Warrant surrendered. The transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

     4. The term "Holder" shall be deemed to include any permitted record transferee of this Warrant.

     5. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon payment of the exercise price and issuance, be duly and validly issued, fully paid and non-assessable. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants issued in replacement hereof.

     6. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     7. In the event that as a result of a recapitalization, stock split, stock dividend or like transaction, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company, then appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence. Such adjustment shall be made successively whenever any event listed above shall occur, and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated, and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

     8.   This Warrant may be exercised at any time prior to its expiration by
(i) surrender of this Warrant (with appropriate purchase form properly executed) at the principal executive office of the Company (or such other office of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price (in cash or like principal amount of Senior Subordinated Notes of the Company) for the number of shares of Common Stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) the delivery to the Company of certain statements and representations by the Holder (in a form acceptable to the Company and its counsel) including, without limitation, a representation to the effect that such shares of Common Stock are being acquired by the Holder for investment only and not with a view to their distribution or resale.

          The certificates for the Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days after all requisite documentation has been provided, after this Warrant shall have been so exercised and shall bear a restrictive legend consistent with applicable securities laws.

     9. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. The Delaware courts shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed.

     IN WITNESS WHEREOF, LOT$OFF Corporation has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.

LOT$OFF Corporation


By:
     ---------------------------------------------
     CHARLES J. FUHRMANN II, President




In the presence of:

--------------------------------------------------

                      SCHEDULE 1B

--------------------------------------------------------
           SUB DEBT HOLDER         AMOUNT
--------------------------------------------------------
             Company #1          $250,000
            Individual #1         225,000
              Trust #1            200,000
            Individual #2         150,000
             Company #2           100,000
             Company #3            50,000
            Individual #3         100,000
             Company #4           250,000
            Individual #4          10,000
              Trust #2             10,000
              Trust #3             30,000
            Individual #5          50,000
              Trust #4             20,000
--------------------------------------------------------

               Total            $1,445,000
--------------------------------------------------------

                                    SCHEDULE 4.20


There are no issued and outstanding shares of voting Stock of Parent held by any holder who or which holds at least five percent (5%) of such issued and outstanding shares on the date hereof other than the Depository Trust Company.

Outstanding rights, options, warrants, or agreements pursuant to which Parent may be required to issue or sell Stock:

1. Options to purchase up to 800,000 shares of Common Stock granted or to be granted under the Stock Option Plan of LOT$OFF Corporation

2. Warrants to acquire up to 400,000 shares of Common Stock issued or to be issued in connection with the Subordinated Indebtedness


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